Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                                 Jurisdiction of       Name under which
Name of Subsidiary                Organization        doing business as
------------------------------   ---------------   -----------------------

Tele Digital Development, Inc.   Minnesota         Teledigital Development, Inc.